                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

    / /   Preliminary Proxy Statement
    /X/   Definitive Proxy Statement
    / /   Definitive Additional Materials
    / /   Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           CALIFORNIA MICROWAVE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    /X/   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    / /   $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)   Title of each class of securities to which transaction applies:
          *
          -----------------------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          *
          -----------------------------------------------------------------------------------
    (3)   Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11:1(1)
          *
          -----------------------------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          *
          -----------------------------------------------------------------------------------
     *    Check box if any part of the fee is offset as provided by Exchange Act Rule
          0-11(a)(2) and

identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount previously paid:
          *
          -----------------------------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:
          *
          -----------------------------------------------------------------------------------
    (3)   Filing Party:
          *
          -----------------------------------------------------------------------------------
    (4)   Date Filed:
          *
          -----------------------------------------------------------------------------------

- ---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

LOGO

                           CALIFORNIA MICROWAVE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 25, 1996

     The Annual Meeting of Shareholders of CALIFORNIA MICROWAVE, INC. will be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, CA 94065, on October 25, 1996, at 9:00 a.m., for the following purposes.

     1. To elect nine Directors.

     2. To approve an amendment to the Company's Employee Stock Purchase Plan.

     3. To ratify the selection of Ernst & Young LLP as independent public accountants for the Company.

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on September 6, 1996, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ GEORGE L. SPILLANE
                                          GEORGE L. SPILLANE
                                          Secretary

Redwood City, California
September 27, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                           CALIFORNIA MICROWAVE, INC.
                             555 TWIN DOLPHIN DRIVE
                         REDWOOD CITY, CALIFORNIA 94065

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of CALIFORNIA MICROWAVE, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, CA 94065, at 9:00 a.m., on October 25, 1996, and at any adjournment or postponement thereof.

     Any proxy given may be revoked by a shareholder at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who votes his or her shares in person. Subject to any such revocation and the provisions under "Voting" below, all shares represented by properly executed proxies which are received prior to the meeting will be voted in accordance with the specifications on the proxy and if no specification is made with regard to a proposal set forth on the proxy, the shares will be voted for all listed nominees for director and in favor of the proposals.

     A copy of the Annual Report of the Company for its fiscal year ended June 30, 1996, is being mailed to shareholders with this proxy statement. The approximate date on which this proxy statement and the accompanying proxy are being sent to shareholders is September 27, 1996.

                                     VOTING

     Only shareholders of record on September 6, 1996, will be entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had 16,135,755 shares of common stock outstanding. A majority of all shares represented in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the meeting. Abstentions are considered as shares present and entitled to vote and therefore will have the same effect as a vote against a matter presented at the meeting. Brokers who hold shares in street name for customers have the authority to vote on the election of directors. With respect to all matters other than the election of directors, broker non-votes (shares as to which brokers do not have discretionary authority to vote on the particular matter and have not received voting instructions from their customers), if any, will have no effect on the outcome of the vote. Broker non-votes are counted towards the establishment of a quorum.

     Holders of common stock are entitled to one vote for each share held. As described below, in the election of directors, all shareholders may cumulate their votes for candidates placed in nomination. Cumulative voting rights entitle a shareholder to as many votes as shall equal the number of votes represented by shares of common stock held by such shareholder multiplied by the number of directors to be elected, and all such votes may be cast for a single candidate or may be distributed among any or all of the candidates. A shareholder intending to cumulate votes for the election of directors must notify the Company of such intention prior to the commencement of the voting for directors. If any shareholder has given such notice, every shareholder may cumulate votes for candidates placed in nomination prior to the voting. A vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine. The persons named in the proxy will exercise such discretion in order to assure the election of as many of the nominees of the Board of Directors as possible. In such event, the specific nominees for whom such votes will be cumulated will be decided by the proxyholders.

                             ELECTION OF DIRECTORS

     Directors are elected to hold office until the next Annual Meeting of Shareholders or until their successors have been elected. Unless otherwise instructed by the shareholder, it is intended that the shares represented by the enclosed proxy will be voted for the nominees named below. Although management anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the meeting, the proxy will be voted for a substitute nominee chosen by management. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.

     Dr. Robert A. Helliwell decided not to stand for reelection to the Board of Directors. In September 1996 the Board of Directors pursuant to the Bylaws of the Company increased the authorized number of directors from 8 to 9.

     All of the nominees are presently directors of the Company, with the exception of William B. Marx, Jr. and Albert E. Paladino. No nominee or executive officer has any family relationship with any other nominee or executive officer. The beneficial ownership of the Company's stock by the nominees is set forth under "Certain Shareholders."

     The following table and biographical paragraphs set forth the names and ages of the nominees, their principal occupations at present, the positions and offices held by each with California Microwave, Inc. in addition to the position as a director, and the period during which each has served as a director of the Company.

                                                                                       DIRECTOR
                                                                                     CONTINUOUSLY
              NOMINEE                AGE                  OCCUPATION                    SINCE
- -----------------------------------  ---   ----------------------------------------  ------------
Philip F. Otto.....................  55    Chairman of the Board, President and          1992
                                           Chief Executive Officer
David B. Leeson(1)(2)..............  59    Founder of the Company, Chairman of the       1968
                                           Board Emeritus, and Consulting
                                           Professor, Stanford University
Gilbert F. Johnson.................  65    President of the Government Group             1980
Arthur H. Hausman(2)(3)............  72    Chairman of the Board Emeritus of Ampex       1990
                                           Corporation, a video systems
                                           manufacturer, and business consultant
                                           and private investor
Edward E. David, Jr.(1)(2).........  71    President of EED, Inc., consultants to        1992
                                           industry and government on technology
                                           and research management
Alfred M. Gray(1)(3)...............  68    Retired Commandant of the U.S. Marine         1993
                                           Corps and consultant to industry and
                                           government
J.J. Adorjan(3)....................  57    Chairman and Chief Executive Officer of       1995
                                           Borg-Warner Security Corporation
William B. Marx, Jr.(4)............  57    Senior Executive Vice President of              --
                                           Lucent Technologies, a communications
                                           systems and technology company
Albert E. Paladino.................  64    General Partner of Advanced Technology          --
                                           Ventures, a venture capital firm

- ---------------

(1) Member of Nominating Committee.

(2) Member of Audit Committee.

(3) Member of Compensation Committee.

(4) Mr. Marx is retiring from Lucent Technologies on October 1, 1996

     PHILIP F. OTTO rejoined the Company as a director and President of the Wireless Products Group in January 1992, became President and Chief Executive Officer of the Company in March 1992 and Chairman of the Board in January 1993. He served as Executive Vice President, Chief Financial Officer and a director of General Cellular Corporation, a cellular telecommunications company, from 1989 to 1991. Subsequent to Mr. Otto's employment by General Cellular Corporation, that corporation negotiated a "pre-packaged" plan of reorganization under Chapter 11 that involved the infusion of additional capital. He also served as President of Netline Communications Corporation, a telecommunications software company, in 1988; as a consultant to the telecommunications industry from 1986 to 1988; and as Chief Executive Officer and a director of Telco Systems, Inc., a fiber optics telecommunications company, from 1981 to 1986. Mr. Otto served as Chief Financial Officer of the Company from 1975 to 1980, was a director of the Company from 1976 to 1985 and was an Executive Vice President of the Company from 1979 to 1981. He holds a Bachelor of Science Degree in Engineering from Yale University and a Master's Degree in Business Administration from the Harvard Business School.

     DR. DAVID B. LEESON, a founder of the Company, was Chief Executive Officer of the Company from its inception in 1968 until March 1992, was Chairman of the Board from the Company's inception until January 1993, and was elected Chairman of the Board Emeritus in July 1994. He served as a consultant to the Company under a three-year consulting agreement that ended in January 1996. Dr. Leeson holds degrees in engineering from California Institute of Technology, M.I.T. and Stanford University (Ph.D.), and is a Fellow of the Institute of Electrical and Electronics Engineers ("IEEE"). Prior to founding the Company, Dr. Leeson was associated with Applied Technology (now a division of Litton Industries) and Hughes Aircraft Company (now a division of General Motors).

     GILBERT F. JOHNSON served as the Company's President and Chief Operating Officer from 1985 to 1991 and became President of the Government Group in 1991. He served as the Company's Executive Vice President and Chief Operating Officer from 1982 to 1985. Mr. Johnson, who holds a Bachelor's Degree in Electrical Engineering from the University of Illinois and a Master's Degree in Electrical Engineering from the University of Southern California, is a senior member of the IEEE. Prior to joining California Microwave in 1973, Mr. Johnson held engineering management positions at Applied Technology and Hughes Aircraft Company.

     ARTHUR H. HAUSMAN served as President and Chief Executive Officer of Ampex Corporation from 1971 through 1980, as its Chairman of the Board, President and Chief Executive Officer from 1981 through 1982, and Chairman of the Board from 1983 through 1987 when he became Chairman of the Board Emeritus. Mr. Hausman received his Bachelor's Degree in Electrical Engineering from the University of Texas and his Master's Degree in Engineering Science and Applied Physics from Harvard University. He is a Director of Drexler Technology, Inc. and California Amplifier, Inc. and Director Emeritus of TCI International, Inc. Mr. Hausman is a senior member of the IEEE.

     DR. EDWARD E. DAVID, JR. served as President of Exxon Research and Engineering Company from 1977 to 1986 and has served as President of EED, Inc. since 1976. He was Executive Director of Research at Bell Telephone Labs where he was employed from 1950 to 1970 and Science Advisor to the President of the United States during the period 1970 through 1973. He holds a Bachelor's Degree in Electrical Engineering from Georgia Institute of Technology and Master of Science and Doctor of Science degrees from the Massachusetts Institute of Technology. Dr. David serves on the Boards of Directors of Intermagnetics General Corporation and Protein Polymer Technologies, Inc. He was the U.S. representative to the NATO Science Committee and is a member of the Bellcore Advisory Council.

     GENERAL ALFRED M. GRAY, USMC (RET.) served as the Commandant of the U.S. Marine Corps and was a member of the Joint Chiefs of Staff from 1987 to 1991. He holds a Bachelor's Degree in Science from the State University of New York and is a member of the National Security Agency Science Advisory Board.

     J. J. ADORJAN joined Borg-Warner Security Corporation, a provider of security services, as its President and Chief Operating Officer in April 1995, and became its Chief Executive Officer in October 1995 and Chairman of the Board in January 1996. Mr. Adorjan served as President of Emerson Electric Company from 1992 to 1995 and from 1990 to 1992 as Chairman and Chief Executive Officer of ESCO Electronics Corporation. Mr. Adorjan previously served in various positions at Emerson, including Vice Chairman of Emerson and Group Vice President of Emerson's Government and Defense Group from 1987 to 1990 and Executive Vice President of Emerson from 1983 to 1987. Mr. Adorjan earned his Bachelor of Science and Master of Science degrees in economics and finance from Saint Louis University, where he currently serves as Chairman of the Board of Trustees.

     WILLIAM B. MARX, JR. has served as Senior Executive Vice President of Lucent Technologies, the new communication systems and technology company created as a result of AT&T's restructuring, from 1995 to the present and will retire from Lucent Technologies on October 1, 1996. From 1994 to 1995, he served as Executive Vice President of AT&T and as Chief Executive Officer of its Multimedia Products Group and from 1989 to 1994 he served as an Executive Vice President of AT&T and as Chief Executive Officer of its Network Systems Group. Prior to 1989, he held a number of key executive positions within the AT&T organization. Mr. Marx received his Bachelor of Mechanical Engineering degree from Union College and his Master of Science Degree in Management from Stanford University. He is a Director of the Massachusetts Mutual Life Insurance Company, is Chairman of the Executive Committee of the National Minority Supplier Development Council, and is a member of the Stanford University Graduate School of Business Advisory Council and of the National Board of Directors of Junior Achievement.

     ALBERT E. PALADINO is a General Partner of Advanced Technology Ventures ("ATV"), a Boston, Massachusetts based venture capital firm. Dr. Paladino joined ATV in 1981. Dr. Paladino served in various management positions within Raytheon Corporation between 1955 and 1975. He served in the U.S. Congress' Office of Technology Assessment between 1975 and 1978, returned to private industry in 1978, and served as Deputy Director, Office of Energy Programs, U.S. Department of Commerce between 1979 and 1981. Dr. Paladino received his Bachelor's and Master's Degrees in Engineering from Alfred University, and his Doctor of Science Degree from MIT. He is a former director of Microwave Networks Incorporated and currently is a director of TranSwitch Corporation, RF Micro Devices and Thunderbird Technologies, Chairman of the Board of Millitech Corporation, and is a member of the Board of Trustees of Alfred University.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) during fiscal 1996 was five. Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the year, and (2) the total number of meetings of all committees of the Board on which he served. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The responsibilities of the Audit Committee include (1) reviewing and consulting with the auditors concerning the Company's financial statements, accounting and financial policies, and internal controls;

(2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors; (3) maintaining good communications on accounting matters among the Committee, the Company's independent accountants and the Company's management; and (4) reviewing the activities of the Company's internal auditor. The members of the Audit Committee, which met four times during fiscal 1996, are Messrs. David (Chair), Hausman and Leeson.

     The functions of the Compensation Committee are to review the Company's compensation philosophy; to recommend to the Board of Directors the total compensation to be paid to the Chief Executive Officer and the Company's other officers; to approve the form and terms of all incentive and stock plans, including stock option plans and to consider the dilutive impact of the stock plans; and to prepare the Compensation Committee Report and approve the peer groups and stock valuation methods for the Company's annual Proxy Statement. The members of the Compensation Committee, which met seven times during fiscal 1996, are Messrs. Hausman (Chair), Gray and Adorjan. Mr. Adorjan replaced Dr. Helliwell as a member of the Compensation Committee in October 1995.

     The function of the Nominating Committee is to recommend to the Board a slate of director candidates to be nominated for election to the Board and to fill vacancies that occur on the Board. The Nominating Committee will consider nominees recommended by stockholders, provided such recommendations are submitted in writing to the Secretary of the Company, are timely, and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to the proposed nominee's qualifications, and include a written consent of the proposed nominee to stand for election if nominated and to serve if elected. The members of the Nominating Committee, which met two times during fiscal 1996, are Messrs. Leeson (Chair), David, Helliwell and Gray.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for their service as directors. During the fiscal year ended June 30, 1996, directors who were not employees of the Company received compensation at the rate of $20,000 per year for their services as Board members, $750 per Committee meeting attended for the Chair of a Committee and $500 per meeting attended for other members of the Committee, and reimbursement for expenses incurred in attending meetings of the Board or any Committee of the Board. In fiscal 1996, as automatic grants under the Company's 1992 Stock Option Plan, (i) Messrs. David, Hausman and Leeson, as the Chairs of Committees, each received an option to purchase 5,000 shares of Common Stock, (ii) Messrs. Gray and Helliwell each received an option to purchase 3,000 shares of Common Stock, (iii) J.J. Adorjan received as his initial option grant an option to purchase 10,000 shares of Common Stock, and (iv) Messrs. David, Hausman, Leeson, Gray and Helliwell each received an option to purchase an additional 5,000 shares of common stock related to a change in the Plan approved by the Shareholders in 1995, all at an exercise price of $20.50 per share.

     In January 1993, Dr. Leeson commenced service as a consultant to the Company under a three-year consulting agreement. Under that agreement, Dr. Leeson received $250,000 per year for consulting with the Company regarding its business, technology and strategy. The agreement expired in January 1996.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows specific compensation information, for the fiscal years ended June 30, 1996, 1995 and 1994, for the Company's Chief Executive Officer and the next four most highly compensated executive officers as of June 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                           ----------------------
                                                                                       SECURITIES
                                  ANNUAL COMPENSATION          OTHER       RESTRICTED  UNDERLYING
                               --------------------------      ANNUAL        STOCK      OPTIONS       ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION   AWARDS(1)    (NUMBER)   COMPENSATION(2)
- ------------------------------ ----   --------   --------   ------------   ---------   ----------  ---------------
Philip F. Otto................ 1996   $368,808   $      0     $ 46,716     $      0       40,000       $ 4,156
  Chairman, President          1995    323,019          0       34,704            0       30,000         3,791
  and Chief Executive Officer  1994    275,000    227,000       16,172            0       24,000         3,203
Leon F. Blachowicz(3)......... 1996    242,598     60,000       27,000      431,250       40,000         4,098
  President, Wireless and      1995    108,180    100,000            0      102,750       60,000             0
  Satellite Communications     1994         --         --           --           --           --            --
    Group
Gilbert F. Johnson............ 1996    233,789     60,000       27,360            0       10,000         7,934
  President, Government        1995    222,755          0       12,056            0       10,000         6,327
  Group                        1994    218,000    160,000        7,276            0       15,000         5,811
Douglas H. Morais(4).......... 1996    225,014          0       19,446            0       15,000         3,889
  Executive Vice               1995    218,396          0       17,538            0       10,000         2,926
  President, Business          1994    197,115    188,000        3,530            0       45,000         1,065
  Development and Technology
George L. Spillane(5)......... 1996    187,348          0       15,850            0        2,000         6,355
  Vice President and           1995    177,000          0       13,054            0            0         5,068
  Secretary                    1994    177,000     75,000        7,493            0        9,000         3,231

- ---------------
(1) At June 30, 1996, the number and aggregate value of unvested restricted stock holdings for the named executive officers were: Messrs. Otto-5,000 shares, $78,625, Blachowicz-27,400 shares, $513,450, Johnson-2,000 shares, $25,150, Morais-1,200 shares, $17,700, and Spillane-1,600 shares, $20,550.
    The aggregate values shown above were computed by multiplying the number of unvested restricted shares granted by the closing market price of the Company's common stock on the date of grant.

(2) Includes matching employer contributions to the California Microwave Tax-Deferred Savings Plan (a 401(k) plan) in the amount of $1,000 for the benefit of each of Messrs. Otto, Blachowicz, Johnson, Morais and Spillane; matching employer contributions to the Tax-Deferred Savings Plan have been increased to a maximum of $1,200 for fiscal 1997. Also includes amounts paid by the Company for profit sharing as contributions to the California Microwave Deferred Profit Sharing Plan as follows: Messrs. Otto-$963, Blachowicz-$0, Johnson-$1,234, Morais-$829, and Spillane-$1,087, and for life insurance premiums, as follows: Messrs. Otto-$2,193, Blachowicz-$3,098, Johnson-$5,700, Morais-$2,060, and Spillane-$4,268.

(3) Mr. Blachowicz joined the Company in January 1995 and served as President of the Satellite Communications Group until March 1996, when he also became President of the combined Wireless and Satellite Communications Group.

(4) Prior to March 1996, Dr. Morais served as President, Wireless Products
    Group.

(5) Mr. Spillane also served as Chief Financial Officer from January 1996 until Dennis R. Raney became an Executive Vice President and Chief Financial Officer of the Company in May 1996.

                              STOCK OPTION TABLES

     The following table shows information concerning stock options granted to the individuals named in the Summary Compensation Table above during the fiscal year ended June 30, 1996.

                          OPTION GRANTS IN FISCAL 1996

                              INDIVIDUAL GRANTS
                         ----------------------------                              POTENTIAL REALIZABLE VALUE
                          NUMBER OF                                                            AT
                         SECURITIES      % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                         UNDERLYING       OPTIONS                                   STOCK PRICE APPRECIATION
                           OPTIONS        GRANTED        EXERCISE                     FOR OPTION TERM(2)(3)
                           GRANTED      TO EMPLOYEES       PRICE      EXPIRATION   ---------------------------
         NAME            (NUMBER)(1)   IN FISCAL YEAR     ($/SH)         DATE      0%       5%         10%
- -----------------------  -----------   --------------   -----------   ----------   ---   --------   ----------
Philip F. Otto.........     40,000           3.6%         $ 26.00        7/26/05   $ 0   $654,160   $1,657,760
Leon F. Blachowicz.....     30,000           2.7%           26.00        7/26/05     0    490,620    1,243,320
                            10,000           0.9%           17.75        1/25/06     0    111,648      282,935
Gilbert F. Johnson.....     10,000           0.9%           26.00        7/26/05     0    163,540      414,440
Douglas H. Morais......     10,000           0.9%           26.00        7/26/05     0    163,540      414,440
                             5,000           0.4%           17.75        1/25/06     0     55,824      141,468
George L. Spillane.....      2,000           0.2%           26.00        7/26/05     0     32,708       82,888

- ---------------
(1) All options granted in fiscal 1996 were pursuant to the 1992 Stock Option Plan. The options are incentive or nonqualified stock options that were granted at 100% of the fair market value of the Common Stock on the date of grant. The options expire ten years from the date of grant, unless otherwise earlier terminated as a result of certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date. Additional vesting of the right to exercise the options ceases when the optionee's employment terminates.

(2) The 5% and 10% assumed rates of appreciation applied to the option exercise price over the ten-year option term are prescribed by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of Common Stock. The named executive officers will receive benefit from the options only to the extent that the Company's stock appreciates in value over the exercise price of the options.

(3) At assumed annual rates of appreciation of 0%, 5% and 10%, the aggregate potential realizable increase in value for shares held by all stockholders as of June 30, 1996 for the ten-year period from July 25, 1995 to July 26, 2005, would be $0, $153,773,820 and $389,690,730, respectively.

(4) The officers of the Company did not participate in a replacement option program made available to non-officer employees during 1996, pursuant to which non-officer employees received options covering 425,670 shares, exercisable at a price of $21.00 per share in place of options covering 513,707 shares, exercisable at an average exercise price of $25.35 per share.

     The following table shows information concerning the value of unexercised stock options held by the individuals named in the Summary Compensation Table above as of June 30, 1996.

                 AGGREGATED OPTION EXERCISES(1) IN FISCAL 1996
                        AND JUNE 30, 1996 OPTION VALUES

                                        NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-THE-MONEY
                                        UNEXERCISED OPTIONS AT 6/30/96            OPTIONS AT 6/30/96(2)
                 NAME                      EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
- --------------------------------------  -------------------------------     ---------------------------------
Philip F. Otto........................          173,500 / 94,500                   $ 315,625 / $59,375
Leon F. Blachowicz....................           15,000 / 85,000                           0 /       0
Gilbert F. Johnson....................           32,500 / 37,500                           0 /  23,750
Douglas H. Morais.....................           47,500 / 52,500                      11,250 /   3,750
George L. Spillane....................           37,724 / 10,250                     128,750 /  17,813

- ---------------
(1) During fiscal 1996, options covering 20,500 shares were exercised by Gilbert
    F. Johnson.

(2) The value of unexercised options is calculated by multiplying the number of options outstanding by the difference between the option exercise price and the closing price of $15.25 per share of the Company's common stock as reported on the Nasdaq National Market on June 28, 1996, the last trading day in the month. Options with an exercise price in excess of the June 28, 1996 closing price were not included in this calculation.

                              EMPLOYMENT AGREEMENT

     The Company's employment agreement with Mr. Otto provides for a payment to Mr. Otto, in the event the Company terminates his employment other than for cause, of an amount equal to the greater of $750,000 or 300% of his then-current base salary, in 36 monthly installments, and for continued health benefits for two years or, if earlier, the date he obtains health benefits from a new employer. Mr. Otto's base salary is presently $365,000. The employment agreement also provides that the Company will pay or reimburse Mr. Otto for certain personal expenses.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of outside directors, none of whom is or was an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and has the sole responsibility for determining the recipients of equity participation awards/grants, such as stock options and restricted stock grants, and the number of options and restricted shares to be granted to each recipient. In addition, the Committee is responsible for making annual recommendations to the Board for the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in reviewing the compensation program for the Company's executive officers, gathering information on competitive compensation levels, trends and practices and developing more effective methods of compensating the executive officers of the Company.

     The objective of the Company's executive compensation program are to provide the following:

     - Levels of total compensation that are competitive with those provided in the various markets in which the Company competes for its executive resources;

     - Annual cash incentive compensation that varies with the financial performance of the Company, and rewards corporate, business unit and individual performance; and

     - Long-term (equity participation) incentives which align the interests of management with those of the shareholders.

     The executive compensation program provides an overall level of compensation competitive relative to the Company's industry peer group. The Committee develops its executive compensation program with reference to that of a group of companies in the communications equipment industry. Actual compensation levels may be greater or less than average levels in surveyed companies depending upon annual and long-term Company, business unit and individual performance. The Committee uses its discretion in recommending to the Board executive compensation at levels that in its judgment are warranted by external, internal or individual circumstances.

EXECUTIVE OFFICER TOTAL COMPENSATION PROGRAM

     The Company's executive officer total compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation principally in the form of stock options, and various other common employee benefits. In July 1992 the Company initiated the Executive Incentive Plan, a formal pay-for-performance program. In July 1992 and July 1993 the base salary component of the then executive officers' fiscal 1993 and 1994 compensation generally was not adjusted upward. Fiscal 1995 base salary rates of the current executive officers, excluding the President, were on average 5.9% higher than their base salary rates in fiscal 1994, and fiscal 1996 base salary rates of the current executive officers, excluding the President, were on average 5.3% higher than their base salary rates in fiscal 1995. The annual incentive compensation opportunity portion of the executive officers' compensation, which is based upon the Company's financial performance, has been increased relative to what it was prior to fiscal 1992.

     The Committee has reviewed the total compensation of the five highest paid executive officers in fiscal 1996 and has concluded that their compensation is reasonable and consistent with the Company's compensation philosophy and industry practice.

BASE SALARY

     Base salary levels for the Company's executive officers are competitively set relative to the Company's industry peer group and with reference to published industry surveys and rates reported in peer group company proxy filings. In determining particular executives' salaries, the Committee also takes into account individual experience and performance and specific factors particular to the Company.

ANNUAL INCENTIVE COMPENSATION

     The Executive Incentive Plan is the Company's annual incentive program for selected executive officers and other senior managers. The purpose of the plan is to provide a direct financial incentive to executives (in the form of an annual cash bonus) to achieve the Company's and their respective business units' annual profit goals. Target, threshold and maximum bonus goals are set at the beginning of each fiscal year and target goals are set for the Company and business unit profit performance. For fiscal 1995 and fiscal 1996, corporate earnings per share ("EPS") and business unit operating income (as defined), including a capital charge for assets employed, were selected as the measures of Company and business unit performance, respectively, against which actual performance was measured. Individual performance may also be taken into account in determining bonuses, but no bonus generally is paid unless the predetermined threshold profit performance level has been reached. Target bonus awards are set at competitive levels relative to the Company's industry peer group. The only bonuses paid to officers of the Company with respect to fiscal 1996 were a $60,000 bonus paid to Leon Blachowicz and a $60,000 bonus paid to Gilbert F. Johnson for specific achievements attained by their Groups for the fiscal year reported.

STOCK OPTION PROGRAM

     The stock option program is the Company's principal long-term incentive plan for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's common stock. The Compensation Committee believes that stock options, better than other long-term incentives, create a mutuality of interest between the management and shareholders because stock options provide value to the optionees only if the stock price increases.

     Stock options are granted at an option price equal to the fair market value of the Company's common stock on the date of grant, have ten-year terms and vest ratably over a four-year period. In determining the size of option grants for individual executive officers, the Committee compares the assumed potential gain under unvested options outstanding with a target gain objective that is set at a level the Company believes is competitive within its industry peer group.

BENEFITS

     The Company provides benefits to the executive officers that are generally available to Company employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Otto was appointed to the position of President and Chief Executive Officer in March 1992 with a base salary of $250,000. In January 1993, Mr. Otto was elected Chairman of the Board. Effective July 1, 1993, Mr. Otto received a base salary increase to $275,000 and effective August 7, 1994, Mr. Otto received a base salary increase to $335,000. In January 1996, Mr. Otto's base salary was fixed at $365,000 for fiscal 1996.

     Mr. Otto's bonus is determined in accordance with the Executive Incentive Plan; specifically, a threshold earnings per share target must be obtained prior to any bonus being paid. Based upon the Company's results for fiscal 1996, Mr. Otto did not become entitled to a bonus under the Plan for that year.

     The stock options granted to Mr. Otto during fiscal 1996 were significantly less than those granted in previous years to Mr. Otto and to other chief executive officers in the Company's peer group. They are consistent with the design of the overall executive compensation program and are shown in the Summary Compensation Table.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, limits the amount of compensation a corporation may deduct as a business expense. Section 162(m) generally disallows deductions for compensation in excess of $1 million to a company's Chief Executive Officer or to any of its four other most highly compensated executive officers. Compensation that is "performance-based" is not subject to that limit if certain requirements are met. The Committee does not contemplate that there will be nondeductible compensation for 1996 or for 1997 for any of these five executive officers.

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

                                          COMPENSATION COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          ARTHUR H. HAUSMAN, Chairman
                                          ALFRED M. GRAY
                                          J.J. ADORJAN

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the Nasdaq Stock Market (US) Index and the Nasdaq Communications Equipment Index, each of which assumes reinvestment of dividends.

                                                                    NASDAQ
                                  California                      Communica-
      Measurement Period          Microwave,      Nasdaq (US)    tions Equip-
    (Fiscal Year Covered)            Inc.            Index        ment Index
1991                                     100.0           100.0           100.0
1992                                      67.8           120.1            98.0
1993                                     123.7           151.1           177.1
1994                                     154.2           152.5           173.0
1995                                     169.9           203.6           341.2
1996                                     103.4           261.4           507.6

                   AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors in September 1996 approved an increase by 400,000 in the number of shares of Common Stock covered by the Employee Stock Purchase Plan ("Purchase Plan"). Approval of the increase in the number of shares covered by the Purchase Plan is required by at least a majority of the shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote.

     There have been 1,220,180 shares purchased to date under the Purchase Plan, in which all of the Company's full-time employees may participate (807 employees are presently participating), and if the proposed amendment to the Purchase Plan is adopted there will remain available for purchase under this Plan 433,701 shares.

     The continued success of the Company depends upon its ability to attract and retain highly qualified and competent employees. The Purchase Plan enhances that ability and provides additional incentive to such personnel to advance the interests of the Company and its shareholders. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE PURCHASE PLAN.

DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN

     All employees (except any employee who directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company) who are employed an average of not less than 20 hours per week by the Company and its subsidiaries are eligible to enroll in the Purchase Plan commencing on the first enrollment date (January 1 or July 1) following the completion of 30 continuous days of employment. Each employee enrolling in the Purchase Plan elects to make contributions by payroll deductions of 2%, 5%, 8% or 10% of monthly gross pay. The rate of contribution may be increased or decreased to such amounts on any subsequent enrollment date. No participant will be permitted to purchase common stock under all stock purchase plans of the Company exceeding $25,000 in fair market value in any calendar year, and no employee may make contributions for any period during which he is not receiving pay from the Company or its subsidiaries. Employee contributions are credited to each participant's individual account and, on June 30 and December 31 of each year, the funds then in the participant's account are applied to the purchase of whole shares of common stock, unless the member has previously advised the Company that he does not wish shares purchased for his account.

     The cost to each participant's account for the shares so purchased will be not less than 85% nor more than 100% of the lower of the closing price on (a) the first trading day of each six-month period or (b) the last trading day of each six-month period. The exact percentage between 85% and 100% will be fixed by the Board of Directors and communicated to participants prior to the commencement of each six-month period. Notwithstanding the foregoing, no participant may purchase in any six-month period in excess of 1,000 shares. If the number of shares members desire to purchase at the end of any six-month period exceeds the number of shares then available under the Plan, the shares available will be allocated among such members in proportion to their contributions during the six-month period.

     No rights of any member are assignable by operation of law or otherwise, except to the extent that there has been a designation of a beneficiary or except as permitted by the laws of descent and distribution if a beneficiary is not designated.

     Membership in the Plan will be terminated when the member (a) voluntarily elects to withdraw his entire account, (b) resigns or is discharged from the Company or one of its subsidiaries, (c) dies, or (d) does not receive pay from the Company or one of its subsidiaries for 12 consecutive months, unless this period is due to illness, injury or for other reasons approved by the person or persons appointed by the Company to administer the Plan. Upon termination of membership, the terminated member will not be entitled to rejoin the Plan until the first day of the six-month period immediately following the six-month period in which the termination occurs. Upon termination of membership, the member will be entitled to the amount of his individual account within 15 days after termination.

     Presently, the Purchase Plan is administered by Seth Halio for the Company. The Purchase Plan may be terminated or amended at any time by the Board of Directors.

     The Purchase Plan is intended to be an "employee stock purchase plan" described in the Internal Revenue Code Section 423. If the plan so qualifies, the grant of the right to purchase shares under the Purchase Plan has no tax effect on the participants or the Company. No income is recognized to participants at the date shares are issued under the Purchase Plan. If shares purchased under the Purchase Plan are held for more than one year from the time they are received and for more than two years from the date the rights to purchase are granted, amounts realized on a sale of the shares are compensation to the employee taxable as ordinary income only to the extent of the lesser of
(a) the amount by which the fair market value of the common stock at the date of such grant exceeds the purchase price at the date of grant or (b) the amount by which the sale price exceeds the purchase price. Any further gain is treated as long-term capital gain. The Company will not be entitled to a compensation deduction in connection with the issuance or sale of such shares.

     If the shares are sold within the one-year or two-year holding period, the employee realizes compensation taxable as ordinary income to the extent the fair market value of the shares at the date of purchase was greater than the purchase price; the difference between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. The gain or loss will be long-term gain or loss if the shares have been held for more than one year. For purposes of determining the beginning of the two-year holding period for shares, the date the rights to purchase are granted is deemed to be the first day of the particular six-month period in which the shares are purchased. To the extent the employee realizes ordinary income on a disposition of the shares by reason of failing to meet the requisite holding periods, the Company will be entitled to a corresponding tax deduction.

                               NEW PLAN BENEFITS

PURCHASE PLAN

     The following table sets forth the number of shares purchased under the Purchase Plan from July 1, 1995 through June 30, 1996 by each person named in the Summary Compensation Table, all current executive officers as a group (including the named executive officers who are currently executive officers), and all employees other than executive officers as a group.

                                                                             PURCHASE PLAN
                                                                         ----------------------
                                                                                      NUMBER OF
                                                                          DOLLAR       SHARES
                           NAME AND POSITION                             VALUE(1)     PURCHASED
- -----------------------------------------------------------------------  --------     ---------
Philip F. Otto.........................................................  $  2,701          775
  Chairman, President and Chief Executive Officer
Leon F. Blachowicz.....................................................        --           --
  President, Wireless and Satellite Communications Group
Gilbert F. Johnson.....................................................     2,703          866
  President of the Government Group
Douglas H. Morais......................................................     2,583          901
  Executive Vice President, Business Technology and Development
George L. Spillane.....................................................        --           --
  Vice President and Secretary
Current Executive Officer Group........................................    10,294        3,327
Non-Executive Officer Employee Group...................................   440,628      151,456

- ---------------
(1) The amounts in this column reflect the difference between the market value of the shares purchased on the date of purchase and the purchase price under the Purchase Plan and may not represent amounts actually realized by the participants.

(2) Non-employee directors are not eligible to participate in the Purchase Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

     Ernst & Young LLP has served as independent public accountants for the Company since 1968. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     This matter is not required to be submitted for shareholder approval but the Board of Directors has elected to seek ratification of its selection of independent public accountants by the affirmative vote of the holders of a majority of the shares present and voting at the meeting. Management has not determined what action it will take in the event the shareholders do not ratify the selection of Ernst & Young LLP.

                              CERTAIN SHAREHOLDERS

     The following table sets forth information as of August 31, 1996 (except as otherwise noted), regarding securities ownership by (i) each person who is known by the Company to own beneficially more than 5% of any class of the Company's common stock, (ii) each executive officer named in the Summary Compensation Table, (iii) the directors and nominees individually, and (iv) all executive officers and directors as a group.

                                                                               COMMON STOCK
                                                                           BENEFICIALLY OWNED(1)
                                                                           ---------------------
                                                                            NUMBER       PERCENT
                                                                           ---------     -------
The Travelers Group Inc.(2)..............................................  1,621,665      10.1%
  388 Greenwich Street
  New York, NY 10013
Clover Capital Management, Inc. .........................................  1,219,400       7.6%
  11 Tobey Village Office Park
  Pittsford, NY 14534(3)
Philip F. Otto(4)........................................................    250,956       1.6%
David B. Leeson(5).......................................................     74,586          *
Robert A. Helliwell(6)...................................................     37,250          *
Gilbert F. Johnson(7)....................................................     54,237          *
Arthur H. Hausman(8).....................................................     20,000          *
Edward E. David, Jr.(9)..................................................     14,000          *
Alfred M. Gray(10).......................................................     15,000          *
J.J. Adorjan(11).........................................................     10,000          *
William B. Marx, Jr. ....................................................         --          *
Albert E. Paladino(12)...................................................    169,695       1.0%
Leon F. Blachowicz(13)...................................................     50,500          *
Douglas H. Morais(14)....................................................     66,021          *
George L. Spillane(15)...................................................     75,724          *
All Executive Officers and Directors as a Group (15 persons)(16).........    886,427       5.5%

- ---------------
   * Owns less than 1% of shares of common stock outstanding as of September 6, 1996.

 (1) The shareholders named in the table have sole voting power and dispositive power with respect to all shares of stock shown as beneficially owned by them, except as otherwise indicated in the footnotes to this table. Amounts indicated for shares which a person has an option to acquire are issuable upon exercise of outstanding options which were exercisable on September 15, 1996 or within 60 days thereafter.

 (2) As of May 9, 1996, these shares were beneficially owned either directly or through certain wholly owned subsidiaries of The Travelers Group Inc. The Travelers Group Inc. and its subsidiaries reported shared voting and dispositive power with respect to all of such shares.

 (3) As of July 31, 1996, Clover Capital Management, Inc. reported shared voting power and shared dispositive power with respect to all of such shares.

 (4) Includes 209,500 shares of common stock which Mr. Otto has an option to acquire and 1,231 shares Mr. Otto can acquire upon conversion of subordinated debentures owned by him.

 (5) Includes 17,000 shares of common stock which Dr. Leeson has an option to acquire.

 (6) Includes 17,000 shares of common stock which Dr. Helliwell has an option to acquire.

 (7) Includes 46,250 shares of common stock which Mr. Johnson has an option to acquire.

 (8) Includes 1,000 shares held by Mr. Hausman and his wife as Trustees of the Hausman Family Trust and 19,000 shares of common stock which Mr. Hausman has an option to acquire.

 (9) Includes 14,000 shares of common stock which Dr. David has an option to acquire.

(10) Includes 15,000 shares of common stock which Mr. Gray has an option to acquire.

(11) Includes 10,000 shares of common stock which Mr. Adorjan has an option to acquire.

(12) Includes 3,739 shares of common stock which Dr. Paladino has an option to acquire and 165,956 shares owned by Advanced Technology Ventures III, L.P. ("ATV III"). The sole general partner of ATV III is ATV Associates III, L.P. ("Associates"). Dr. Paladino is a general partner of Associates and may be deemed to share voting and investment power over the shares owned by ATV III. Dr. Paladino disclaims beneficial ownership of the shares owned by ATV III, except to the extent of his pecuniary interest therein.

(13) Includes 22,500 shares of common stock which Mr. Blachowicz has an option to acquire.

(14) Includes 61,250 shares of common stock which Dr. Morais has an option to acquire and 176 shares Dr. Morais can acquire upon conversion of subordinated debentures owned by him.

(15) Includes 44,224 shares of common stock which Mr. Spillane has an option to acquire.

(16) Includes 506,901 shares of common stock which all officers and directors as a group have an option to acquire.

     Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than ten percent of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by such dates of which it becomes aware during the fiscal year. The Company believes that during the last fiscal year its directors and officers filed on a timely basis all such reports required to be filed.

                           PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders of the Company intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by May 30, 1997.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the forms of proxy and the material used in the solicitation of proxies will be paid by the Company. Arrangements will be made for the forwarding of soliciting materials by nominees, custodians and fiduciaries to their principals. Corporate Investor Communications, Inc. will assist the Company in obtaining the return of proxies at an estimated cost to the Company of $4,500.

                                 OTHER MATTERS

     Management knows of no other matters which will be brought before the meeting, but if such matters are properly presented the proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies.

                                          BY THE BOARD OF DIRECTORS

                                          /s/ GEORGE L. SPILLANE
                                          GEORGE L. SPILLANE
                                          Secretary

Redwood City, California
September 27, 1996

September 27, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at 9:00 a.m. on Friday, October 25, 1996, at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

     Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

     California Microwave's new Shareholder Information Line is up and running, as is our new Internet Web site. You are invited to call our TOLL-FREE INFORMATION LINE AT 1-888-CAL-6789 for current information about your company or to be connected free-of-charge to our Investor Relations department or to our Transfer Agent. Also, come and visit us at our Web site for more information about our markets and products: HTTP://WWW.CALMIKE.COM.

                                          Sincerely,

                                          Philip F. Otto
                                          Chairman and Chief Executive Officer

                           CALIFORNIA MICROWAVE, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS

                       FOR ANNUAL MEETING OF SHAREHOLDERS


        The undersigned hereby appoints Philip F. Otto and George L. Spillane, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock, $.10 par value, of CALIFORNIA MICROWAVE, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, to be held at the Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California, at 9:00 a.m. on Friday, October 25, 1996, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card.

        The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope. Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

The shares covered by this proxy will be voted in accordance with the choices made. When no choice is made, this proxy will be voted for all listed nominees for directors and for proposals 2 and 3. In the event of cumulative voting, a vote for nominees of the Board of Directors will give the persons named in the proxy discretionary authority to cumulate all votes as to which the shareholder is entitled and allocate such votes in favor of one or more nominees of the Board voted for by the shareholder, as the proxyholders may determine. If additional persons are nominated for election as directors, the proxyholders may vote this proxy in such manner on a cumulative voting basis as will ensure the election of as many of the directors voted for by the shareholder as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxyholders.

  / X /  PLEASE MARK VOTES AS IN
         THIS EXAMPLE

1.      Election of Directors

        Nominees:  Philip F. Otto, David B. Leeson, Gilbert F. Johnson,
        Arthur H. Hausman, Edward E. David, Jr., Alfred M. Gray, J.J. Adorjan, William B. Marx, Jr., and Albert E. Paladino.


                             FOR      WITHHELD
                             / /        / /


/ /_____________________________________________________________________________
         For all nominees except as noted above.



2.      To approve an amendment to the Company's Employee Stock Purchase
        Plan.


                    FOR            AGAINST           ABSTAIN
                    / /              / /               / /

3. To ratify the selection of Ernst & Young LLP as independent public accountants for the Company.

                    FOR            AGAINST           ABSTAIN
                    / /              / /               / /

4. With discretionary authority on such other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS                     MARK HERE IF YOU
CHANGE AND NOTE AT LEFT    /  /           PLAN TO ATTEND    /  /
                                          THE MEETING

NOTE: Please sign as your name(s) appear hereon. If more than one name appears, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature ______________ Date ______       Signature ______________ Date ______

                           CALIFORNIA MICROWAVE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                      (as amended through September 1996)*



                  1.       PURPOSE:

                  The CALIFORNIA MICROWAVE, INC. EMPLOYEE STOCK PURCHASE PLAN (hereinafter called the "Plan") is designed to foster continued cordial employee relations, to encourage and assist its employees and the employees of any present or future subsidiaries in acquiring a stock ownership interest in CALIFORNIA MICROWAVE, INC. (hereinafter called the "Corporation") and to help them provide for their future security. For this purpose the Corporation reserved 1,652,756* shares of its capital stock, of which amount 1,220,180 shares had been sold under the Plan as of September 25, 1996.

                  2.       BI-ANNUAL PERIODS:

                  Bi-annual periods shall mean the six-month periods ending June 30th and December 31st of each year. The first period under this Plan shall commence on January 1, 1973.

                  3.       ELIGIBILITY:

                  Anyone who was an employee at the inception of the Plan (except those employees who own five percent (5%) or more of the stock of the Corporation or any subsidiary of the Corporation at the start of any bi-annual period and part-time employees, all as defined in Internal Revenue Code Section
423), was or is eligible to become a member of the Plan. Anyone who became or becomes an employee of the Corporation or any of its present or future subsidiaries thereafter (subject to the exceptions stated in the preceding sentence), was or is eligible to become a member of the Plan, on the first day of the bi-annual period following the completion of (30) days of continuous service. Notwithstanding the foregoing, no employee shall be entitled to purchase (i) shares of stock under the Plan and all other purchase plans of the Corporation and any parent or subsidiary of the Corporation with an aggregate fair market value (determined at date of grant) exceeding $25,000 per year for each calendar year in which such option is outstanding at any time, or (ii) more than 1,000 shares of stock under the Plan in any bi-annual period.

* Subject to stockholder approval at the Company's 1996 annual meeting of stockholders.

                  4.       JOINING THE PLAN:

                  Any eligible employees' participation in the Plan shall be effective on the seventh working day after the employee has completed, signed and returned to the Corporation, or one of its present or future subsidiaries, a Stock Purchase Plan Application and Payroll Deduction Authority form indicating his acceptance and agreement to the Plan.

                  Membership of any employee in the Plan is entirely voluntary.

                  5.       MEMBER'S CONTRIBUTIONS:

                  Each member shall elect to make contributions by monthly payroll deduction of two percent (2%), five percent (5%), eight percent (8%) or ten percent (10%) of such member's monthly gross pay.

                  Subject to the maximum described above, a member may elect in writing to increase or decrease his rate of contribution; such change will become effective the first day of the bi-annual period following receipt by the Corporation or one of its present or future subsidiaries of such written election.

                  The amount of each member's monthly contribution shall be held by the Corporation in a special account and such contributions, free of any obligation of the Corporation to pay interest thereon, shall be credited to such member's individual account as soon as practicable after each pay day.

                  No member will be permitted to make contributions for any period during which he is not receiving pay from the Corporation or one of its present or future subsidiaries.

                  6.       ISSUANCE OF SHARES:

                  On the 30th day of June, 1973, and on the last trading day of each bi-annual period thereafter so long as the Plan shall remain in effect, and provided the member has not before that date advised the Corporation that he does not wish shares purchased for his account on that date, the Corporation shall apply the funds then in the member's account to the purchase of authorized but unissued shares of its capital stock in units of one share or multiples thereof. Until the Corporation's shares are actively traded, the Board of Directors shall set, on or before the first day of each bi-annual period, the cost to each member for shares purchased for members' accounts on the last day of such bi-annual period. The cost as determined by the Board of

Directors shall be communicated to the members on or before the first day of each bi-annual period. The cost shall be no less than eighty-five percent (85%) and no more than one hundred percent (100%) of the fair market value of the shares as determined by the Board of Directors.

                  When the Corporation's shares are actively traded, the cost to each member for the shares so purchased shall be no less than eighty-five percent (85%) and no more than one hundred percent (100%) of the lower of:

                  1. The mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Security Dealers Automatic Quotation System (NASDAQ) or as reported by the National Quotation Bureau, Inc., or if the stock is traded on one or more securities exchanges, the average of the closing prices on all such exchanges, on the first trading day of the bi-annual period;

                  2. The mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or as reported by National Quotation Bureau, Inc., or if the stock is traded on one or more securities exchanges, the average of the closing prices on all such exchanges, on the last trading day of the bi-annual period.

                  The Board of Directors shall set, on or before the first trading day of each bi-annual period, the percentage factors to be used for the bi-annual period about to commence. The percentage factors as decided upon by the Board of Directors shall be communicated to the members on or before the first trading day of each bi-annual period.

                  Any moneys remaining in such member's account equaling less than the sum required to purchase one share, or moneys remaining in such member's account by reason of application of the provisions of the next paragraph hereof, shall be held in such member's account for use during the next bi-annual period. Any moneys remaining in such member's account by reason of his prior election not to purchase shares in a given bi-annual period as aforesaid and any moneys remaining in such member's account upon termination of the member's membership in the Plan shall be promptly returned to the member. The Corporation shall, as expeditiously as possible after the last day of each December and June issue to the member entitled thereto the certificates evidencing the shares issuable to him as provided herein.

                  If the number of shares members desire to purchase at the end of any bi-annual period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such members in proportion to their contributions during the bi-annual period.

                  7.       TERMINATION OF MEMBERSHIP:

                  A member's membership in the Plan will be terminated when the member (a) voluntarily elects to withdraw his entire account, (b) resigns or is discharged from the Corporation or one of its present or future subsidiaries,
(c) dies, or (d) does not receive pay from the Corporation or one of its present or future subsidiaries for twelve (12) consecutive months, unless this period is due to illness, injury or for other reasons approved by the persons or person appointed by the Corporation to administer the Plan as provided in Paragraph 10 below. Upon termination of membership, the terminated member shall not be entitled to rejoin the Plan until the first day of the bi-annual period immediately following the bi-annual period in which the termination occurs. Upon termination of membership, the member shall be entitled to the amount of his individual account within fifteen (15) days after the termination.

                  8.       BENEFICIARY:

                  Each member shall designate a beneficiary or beneficiaries and may, without their consent, change his designator. Any designation shall be effective only after it is received by the Corporation and shall become effective as of the date it is signed and shall be controlling over any disposition by will or otherwise.

                  Upon the death of a member his account shall be paid or distributed to the beneficiary or beneficiaries designated by him, or in the absence of such designation, to the executor or administrator of his estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, then each beneficiary shall receive an equal portion of the account unless the member indicates to the contrary in his designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

                  9.       ADMINISTRATION OF THE PLAN:

                  The Plan shall be administered by such officers or other employees of the Corporation as the Corporation may from time to time select, and the persons so selected shall be responsible for the administration of the Plan. All costs and expenses incurred in administering the Plan shall be paid by the Corporation. Any taxes applicable to the member's account shall be charged or credited to the member's account by the Corporation.

                  10.      MODIFICATION AND TERMINATION:

                  The Corporation expects to continue the Plan until such time as the shares reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter, or terminate the Plan in its discretion. Upon termination, each member shall be entitled to the amount of his individual account within fifteen (15) days after termination. Appropriate and proportionate adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation, or like change in the capital structure of the Corporation.

                  11.      ASSIGNABILITY OF RIGHTS:

                  No rights of any employee under this Plan shall be assigned by him, by operation of law, or otherwise, except to the extent that he is permitted to designate a beneficiary or beneficiaries as hereinabove provided, and except to the extent permitted by the law of descent and distribution if no such beneficiary be designated. Prior to the issuance of any shares under this Plan, each employee member shall be required to sign a statement as set forth in Exhibit "A" attached hereto and incorporated herein.

                  12.      PARTICIPATION IN OTHER PLANS:

                  Nothing herein contained shall affect an employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, or other employee welfare plan or program of the Corporation.

                  13.      APPLICABLE LAW:

                  The interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of California.

                  14.      EFFECTIVE DATE AND APPROVALS:

                  This Plan as originally approved by the shareholders of the Corporation on July 25, 1972 covered 16,000 shares. The Plan was increased by the following:

                                                                                                     Number
Year              Transaction                                                                      of Shares
- ----              -----------                                                                      ---------
1972              Original Authorization                                                              16,000
1974              Board of Directors & Stockholder Approval                                           25,000
1977              Board of Directors & Stockholder Approval                                           25,000
1978              50% stock dividend                                                                  12,658
1979              50% stock dividend                                                                  13,338
1980              Board of Directors & Stockholder Approval                                           50,000
1981              100% stock dividend                                                                 47,768
1982              Board of Directors & Stockholder Approval                                          100,000
1983              50% stock dividend                                                                  62,992
1985              Board of Directors & Stockholder Approval                                          200,000
1988              Board of Directors & Stockholder Approval                                          200,000
1991              Board of Directors & Stockholder Approval                                          200,000
1994              Board of Directors & Stockholder Approval                                          300,000
1996              Board of Directors Approval                                                        400,000
                                                                                                   ---------
                                                                                        Total      1,652,756

This Plan was subject to the approval of the California Commissioner of Corporations. The California Commissioner of Corporations may, from time to time, impose restrictions and conditions on any shares granted under the Plan.